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                                                                     EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT

                      DATED AS OF THE 13TH DAY OF JULY 2000

                                       BY

                                       AND

                                      AMONG

                            NOBLE INTERNATIONAL, LTD.

                              NOBLE HOLDINGS, INC.

                                       AND

                               DSI HOLDINGS, INC.,

                               STEPHEN RAY SAVANT,

                                CYRIL RAY YATES,

                          CHRISTOPHER MICHAEL CASSELS,

                         JAMES CHRISTOPHER DELAHOUSSAYE,

                                 KEVIN DEVAUGHN,

                                  LARRY BROWNE,

                                       AND

                                HERBERT H. FIELDS

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 13th day of July, 2000 ("Effective Date") by and among Noble International, Ltd. a Delaware corporation ("Parent"), Noble Holdings, Inc., a Michigan corporation ("Buyer"), DSI Holdings, Inc., a Texas corporation ("Holdings"), Stephen Ray Savant, an individual residing in Katy, Harris County, Texas ("Savant"), Cyril Ray Yates, an individual residing in Highland Village, Denton County, Texas ("Yates"), Christopher Michael Cassels, an individual residing in Austin, Travis County, Texas ("Cassels"), James Christopher Delahoussaye, an individual residing in Cypress, Harris County, Texas ("Delahoussaye"), Kevin DeVaughn, an individual residing in Katy, Harris County, Texas ("DeVaughn"), Larry Browne, an individual residing in Richmond, Fort Bend County, Texas ("Browne"), and Herbert
H. Fields an individual residing in Houston, Harris County, Texas ("Fields"). Savant, Yates, Cassels, Delahoussaye, DeVaughn, Browne, and Fields are referenced to herein individually as an "Owner" and collectively as the "Owners."

         WHEREAS, Buyer has agreed to purchase and the Owners have agreed to sell one hundred percent (100%) of the outstanding capital stock of Holdings (the "Stock") under the terms and conditions of this Agreement.

         WHEREAS, the following entities are wholly owned subsidiaries of
Holdings: (a) DSI Franchising, Inc., a Texas corporation ("DSIF"); (b) SYG Franchisee Services, Inc., a Texas corporation ("SYG"); (c) Destination Solutions, Inc. a Texas corporation ("Solutions"); and (d) Dedicated Services, Inc., a Texas corporation ("Services"); (e) Dedicated Services Memphis Inc., a Texas corporation ("Memphis"); (f) Dedicated Services New York, Inc., a Texas corporation ("New York"); (g) Dedicated Services Ohio, Inc., a Texas corporation ("Ohio"); and (h) Dedicated Services California, Inc., a Texas corporation ("California"). DSIF, SYG, Solutions, Services, Memphis, New York, Ohio and California are collectively referenced to herein as the "Subsidiaries."

         WHEREAS, each Owner has deemed it advisable he enter into this Agreement; and

         WHEREAS, Parent and Buyer have deemed it advisable to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1.

                                PURCHASE AND SALE

         Section 1.1 The Purchase. Upon the terms and subject to the conditions of this Agreement, at Closing (as defined below), Buyer shall purchase from the Owners the capital stock of Holdings owned by the Owners so that after Closing Buyer shall own one hundred percent (100%) of Holdings in exchange for the consideration set forth in SECTION 1.2.
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         Section 1.2 Purchase Price. The purchase price ("Purchase Price") for the Stock shall be Nineteen Million Eight Hundred Twenty Nine Thousand Four Hundred Eighty Six and 00/100 Dollars ($19,829,486.00), subject to adjustment as provided herein and based upon an agreed value per share of Parent's Stock (as hereinafter defined) of Thirteen Dollars ($13.00), and shall be payable as follows:

              (a) Seventeen Million Nine Hundred Thousand and 00/100 Dollars ($17,900,000.00) payable to the Owners in the proportions set forth in SCHEDULE 1.2(A) by federal wire transfer on the date of Closing in accordance with such instructions as the Owners may provide to the Purchaser at least 72 hours prior to the Closing.

              (b) One hundred forty eight thousand four hundred twenty two (148,422) shares of common stock of the Parent ("Parent's Stock"). The Parent's Stock will be delivered to the Owners in the amounts set forth in SCHEDULE 1.2(B). The Parent's Stock will carry a legend providing an annual put right to the holder of the Parent's Stock. The put right will allow each holder of the Parent's Stock to annually, beginning on December 31, 2001, put a maximum of twenty five percent (25%) of the Parent's Stock owned by him ("Put Stock") to Parent. The put right will require Parent to purchase the Put Stock for thirteen dollars ($13.00) per share. The holder of the Parent's Stock must notify Parent of his intent to put some or all of the shares available to be put ("Put Notice") on or before January 30 of any year beginning January 30, 2002. Parent shall pay the holder of the put shares, in cash, within five (5) business days after the Put Notice. If a holder does not put all the Parent's Stock available to be put in a given year, the holder shall have forfeited his right to put those shares; provided, however, that the holder's right to put the remaining shares in a subsequent year shall not be affected. Notwithstanding the foregoing, all put rights with respect to the Parent's Stock shall terminate in the event that the trading price of the common stock of the Parent exceeds thirteen dollars ($13.00) per share at any time during seven (7) out of twenty
(20) consecutive trading days.

         Section 1.3 Closing. A Closing on the transactions contemplated by this Agreement (the "Closing") shall take place no later than July 26, 2000 (the "Closing Date"). If the Closing has not occurred before July 26, 2000 then either party may terminate this Agreement. The Closing shall take place on the designated day at 9:00 a.m. in the office of Crady, Jewett & McCulley, L.L.P., 909 Fannin, Suite 1400, Houston, Texas 77010 or such other place and time as the parties may agree. The Buyer and the Owners agree that they will use their best efforts and negotiate in good faith to resolve any disputes between the parties related to this Agreement.

         Section 1.4 Other Deliveries on the Closing Date.

              (a) Holdings' and Owners' Obligations. On the Closing Date, Holdings and the Owners, as applicable, shall deliver to Buyer each of the following documents in form and substance reasonably satisfactory to Buyer:

                   (1) A good standing certificate for Holdings and each of the
              Subsidiaries from the Comptroller of the State of Texas dated no more than ten (10) days prior to Closing.

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                   (2) A Certificate of Existence from the Secretary of State of the State of Texas for Holdings and each of the Subsidiaries dated no more than ten (10) days prior to Closing.

                   (3) A certificate from Holdings and a certificate from the
              Owners that the representations and warranties of, respectively, Holdings and the Owners contained herein are true and correct as of the Closing Date (except to the extent that any such representation or warranty relates by its express terms solely to a prior date, in which event such representation or warranty was true and correct as of such date) and that Holdings and the Owners shall have performed (or caused to be performed) all covenants, agreements and conditions contained herein to be performed and observed by them on or before the Closing Date.

                   (4) A certificate of the Secretary of Holdings certifying
              resolutions duly adopted by Holdings' Board of Director's obtained at least ten (10) days prior to Closing (i) authorizing the execution, delivery and performance of this Agreement on behalf of Holdings and (ii) accepting the duly submitted resignation of all board members and officers of Holdings and each of the Subsidiaries.

                   (5) A revocation of the Shareholders' Agreement of Holdings in a form reasonably acceptable to Buyer.

                   (6) A certificate from Holdings, dated the Closing Date,
              stating that any and all outstanding debt of Holdings, other than the Permitted Total Liabilities (as defined in SECTION 1.9), has been paid in full prior to the Closing.

                   (7) Such other documents and certificates as reasonably may be required by Buyer to consummate this Agreement and the transactions contemplated herein.

              (b) Parent's and Buyer's Obligations. On the Closing Date, Parent and Buyer shall deliver to the Owners each of the following documents in form and substance reasonably satisfactory to them:

                   (1) Certificates of Existence from the Secretaries of State of the States of Delaware and Michigan for Parent and Buyer, respectively.

                   (2) Certificates from authorized representatives of Parent and Buyer that their respective representations and warranties contained herein are true and correct as of the Closing Date (except to the extent that any such representation or warranty relates by its express terms solely to a prior date, in which event such representation or warranty was true and correct as of such date), and Parent and Buyer shall have performed (or caused to be performed) all covenants, agreements and conditions contained herein to be performed and observed by them at or before the Closing Date.


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                   (3) Certificates of the Secretary of Parent and Buyer
              certifying a resolution duly adopted by Parent's and Buyer's Boards of Directors obtained at least ten (10) days before Closing authorizing the execution, delivery and performance of this Agreement on behalf of Parent and Buyer.

                   (4) Such other documents and certificates as reasonably may be required by the Owners to consummate this Agreement and the transactions contemplated herein.

         Section 1.5 Employment Agreements. At Closing, Holdings shall enter into the following agreements:

              (a) A Noncompete Agreement and Limited Personal Services Agreement with Savant which will be agreed upon by Savant and Buyer before Closing. In the Noncompete Agreement and Limited Personal Services Agreement Savant shall agree to a five (5) year non-compete with Holdings and he shall provide consulting services to Holdings or the Subsidiaries for a maximum of four (4) hours per month, which will include telephone conferences and attendance at Board of Directors meeting. At Closing, Savant shall be paid One Hundred Thousand Dollars ($100,000.00) in cash for entering into such agreement.

              (b) An Employment and/or Noncompete Agreement with each of Yates, Cassels, Delahoussaye, DeVaughn, Browne and Fields (collectively "Key Management") in a form acceptable to Parent and Buyer and the applicable member of Key Management.

         Section 1.6 Due Diligence. From the Effective Date until Closing, Parent and Buyer will have access to the books, records, assets, and facilities of Holdings and each of the Subsidiaries. Parent and Buyer acknowledge that the employees of Holdings and the Subsidiaries are not aware of this Agreement and in an effort to keep this Agreement confidential agree that the books and records may be produced to Parent and Buyer at the Owners' attorneys' offices instead of at the offices of Holdings and each of the Subsidiaries and inspections of the assets and facilities of Holdings and each of the Subsidiaries may take place after regular business hours. Prior to Closing, but after completion of the initial stages of due diligence, the Parent and Buyer, together with representatives of Holdings, shall visit up to five (5) franchisees or customers chosen by Parent and Buyer. Holdings will cooperate fully to arrange these meetings and obtain information prior to and during the meetings. If, after its due diligence review, Parent and Buyer determine in good faith that the condition or prospects of Holdings are materially different then as represented by Holdings during the negotiation of this Agreement, Parent and Buyer may terminate this Agreement.

         Section 1.7 Owner Representative.

              (a) Each Owner hereby irrevocably appoints and designates Savant as his representative and attorney-in-fact (the "Representative").

              (b) The Owners hereby authorize the Representative (i) to take all action necessary in connection with (AA) the waiver of any condition to the obligations of any Owner to consummate the transactions contemplated hereby, or
(BB) the defense and/or settlement of any claims for which any Owner may be required to indemnify Buyer pursuant to ARTICLE 5

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hereof; (ii) to give and receive all notices required or permitted under this
Agreement, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Owners by the terms of this Agreement.

              (c) In the event that the Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Owners will select another representative to fill each such vacancy and such substituted representative will be irrevocably appointed and designated the Representative for all purposes of this Agreement.

              (d) All decisions and actions by the Representative, including, without limitation, (i) any agreement between the Representative and Parent or Buyer relating to the waiver of any condition to the obligations of any Owner to consummate the transaction contemplated hereby, or (ii) the defense or settlement of any claims for which the Owners may be required to indemnify Parent or Buyer pursuant to ARTICLE 5 hereof will be binding upon all of the Owners, and no Owner will have the right to object, dissent, protest or otherwise contest the same.

              (e) By their execution of this Agreement, each of the Owners agree that:

                   (1) Parent and Buyer will be able to rely conclusively on the written instructions and written decisions of the Representative as to (AA) the settlement of any claims made pursuant to ARTICLE 5 hereof, and (BB) any other actions required to be taken by the Representative hereunder, and no party hereunder will have any cause of action against Parent or Buyer for any action taken by Parent or Buyer in reliance upon the instructions or decisions of the Representative;

                   (2) all actions, decisions and instructions of the
              Representative will be conclusive and binding upon all of the Owners, and, except as otherwise agreed to by the Owners, no party hereto will have any cause of action against the Representative, in his capacity as a Representative, for any action taken, decision made or instruction given by the Representative under this Agreement, except for fraud or willful misconduct by the Representative;

                   (3) the provisions of this SECTION 1.7 are independent and severable, are irrevocable and coupled with an interest and will be enforceable notwithstanding any rights or remedies that any Owner may have in connection with the transactions contemplated by this Agreement; and

                   (4) the provisions of this SECTION 1.7 will be binding upon the executors, heirs, legal representatives and successors of each Owner, and any references in this Agreement to an Owner will mean and include the successors to the rights of the Owners hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

         Notwithstanding the foregoing, the Representative may not bind any Owner with respect to matters pertaining to ARTICLE 7 hereof.

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         Section 1.8 Excluded Assets. The vehicle and laptop computer described in SCHEDULE 1.8, which may be shown as assets of Holdings or the Subsidiaries, shall be transferred to Savant prior to the Closing Date.

         Section 1.9 Limitation on Total Liabilities; Purchase Price Adjustment. The amount of Total Liabilities (as defined herein) of Holdings and the Subsidiaries at Closing shall be no more than Four Hundred Thousand Dollars ($400,000) plus the amount of Independent Contractor Payables (as defined herein) (collectively, the "Permitted Total Liabilities"). In the event that the amount of Total Liabilities upon Closing is more than the Permitted Total Liabilities, then Buyer shall be entitled to offset the amount of such difference from the cash portion of the Purchase Price. Except for the amount permitted under SECTION 9.7 hereof, neither Holdings nor the Subsidiaries shall have any outstanding liabilities for costs or expenses related to the transaction, including, but not limited to, legal fees, upon Closing. Except as provided in the next sentence, no inter-company related assets or liabilities will be outstanding at Closing. The promissory note dated June 21, 1999 in the original principal amount of Nine Hundred Thirty Thousand Dollars ($930,000) made by Services in favor of Solutions (the "Solutions Note") shall be paid or extinguished prior to Closing unless it is demonstrated to the Buyer, to its reasonable satisfaction, that such promissory note will not have a net cash effect on Buyer and will not have a negative effect on earnings. For purposes of this SECTION 1.9, "Total Liabilities" means the aggregate amount of the total liabilities of Holdings and the Subsidiaries as of the Closing Date determined in accordance with generally accepted accounting principles consistently applied ("GAAP"). "Independent Contractor Payables" means the aggregate amount payable to Holdings' independent contractors as of the Closing Date. The determination of the Total Liabilities, and in accordance with SECTION 1.2 the amount of the final Purchase Price, shall be accomplished at and after the Closing in the following manner:

              (a) Within thirty (30) days of the Closing Date, Buyer shall prepare a balance sheet as of the Closing Date (the "Closing Balance Sheet") in accordance with GAAP and shall deliver a copy thereof to the Representative. Buyer shall prepare a computation of the Total Liabilities of the Company based on the Closing Balance Sheet and shall submit such computation to the Representative in writing at the same time that copies of the Closing Balance Sheet are delivered. The Closing Balance Sheet shall not allocate an amount to any contingent liability unless: there is a present obligation (legal or constructive) as a result of a past event; it is probable (i.e. more likely than not) that an outflow of resources embodying economic benefits will be required to settle the obligation; and a reliable estimate can be made of the amount of the obligation.

              (b) The Owners shall have twenty-one (21) business days after receipt of the Closing Balance Sheet (the "Review Period") to review and verify the Closing Balance Sheet and notify Buyer as to whether they disagree with any of the amounts included in the Closing Balance Sheet. If such notice is not given, the Closing Balance Sheet will be final and conclusive for all purposes. If the parties are unable to resolve their differences within 60 days of Buyer's original delivery of the Closing Balance Sheet, Buyer and the Owners agree to retain a national accounting firm, other than the independent auditors used by Parent, Buyer or Holdings, to arbitrate the dispute and render a decision within 30 days of such retention, which decision will be final and binding for all purposes. Any award pursuant to this SECTION 1.9(B)

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may be entered in and enforced by any court having jurisdiction over the matter.
Buyer and the Owners will each pay one-half of the costs of services rendered by said accounting firm.

              (c) Within ten (10) days after the expiration of the Review Period or, if notice of an objection to the Closing Balance Sheet is given, within ten
(10) days after the resolution of all disputes pursuant to SECTION 1.9(B), if applicable, the Owners shall pay to Buyer the amount of Total Liabilities in excess of Permitted Total Liabilities. To the extent contingent liabilities exist, the Owners shall remain liable for such liabilities for the time periods provided for herein.

         Section 1.10 Exclusivity. Owners and Holdings shall not, directly or indirectly, through any of their respective directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives or agents (collectively, "Representatives") or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the sale of the Stock or substantially all of Holdings or the Subsidiaries assets or businesses whether through direct purchase, merger, consolidation, or other business combination (other than sales of franchises in the ordinary course) or relating to a sale or transfer of more than 25% of the outstanding stock of Holdings or the Subsidiaries (a "Proposal"). The Buyer acknowledges that Holdings and the Owners have previously actively marketed the sale of the business and the Stock and that the receipt of and response to a Proposal shall not constitute a breach of this SECTION 1.10 if such response does no more than indicate that (a) the Proposal has been received, (b) the Owners or Holdings have entered into an agreement with respect to the acquisition and (c) the Owners or Holdings will not negotiate with the parties offering the Proposal at this time. In the event that the Owners or Holdings breach the agreement set forth in this SECTION 1.10 and within twelve (12) months after such breach, the Owners or Holdings close a transaction with a party contained in a Proposal then immediately upon such Closing, the Owners or Holdings, as applicable, shall pay, to Buyer the sum of Two Hundred Thousand Dollars ($200,000.00) plus all of Parent's and Buyer's reasonable costs and expenses relating to the transactions contemplated herein, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with this Agreement.

         Section 1.11 Break-up Fee. If following the execution and delivery of this Agreement the Boards of Directors of Holdings or the Subsidiaries fail to approve this Agreement on the terms set out herein, or Holdings fails to obtain stockholder approval for this Agreement on the terms set out herein, Holdings shall be liable to the Buyer in an amount equal to One Hundred Fifty Thousand Dollars ($150,000.00).

         Section 1.12 Termination of this Agreement. Buyer may terminate this Agreement any time prior to Closing as set forth in SECTION 1.6. The Owners or Holdings may terminate this Agreement if the Closing has not occurred as set forth in SECTION 1.3. If either party terminates this Agreement all parties shall have no further liability to the other party, except for liabilities under SECTIONS 1.10 AND 1.11, AND ARTICLE 6.


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                                   ARTICLE 2.

              REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND OWNERS

         Holdings, and the Owners, jointly and severally, represent and warrant to Parent and Buyer as follows:

         Section 2.1 Schedules. The schedules to this Agreement (the "Schedules") are true, accurate and complete in all respects. Nothing in the Schedules will be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Disclosures in any Schedule shall not constitute disclosure for purposes of any other Schedule or other section of this Agreement or any exhibit to or other writing which is designated herein as being part of this Agreement.

         Section 2.2 Due Organization. Holdings and each of the Subsidiaries are Texas corporations and each is duly organized, validly existing and in good standing under the laws of the State of Texas with corporate power and authority to carry on their respective businesses as they are now being conducted and to own, operate and lease their properties and assets. Copies of the Articles of Incorporation and By-laws of Holdings and each of the Subsidiaries are attached hereto as SCHEDULE 2.2. The stock records and minute books of Holdings and each of the Subsidiaries, which have been made available to Buyer, are correct and complete in all respects. Except as listed in SCHEDULE 2.2, neither Holdings nor any of the Subsidiaries owns (and has not at any time during the five (5) years preceding the date set forth above owned) of record or beneficially any outstanding equity securities or other ownership interest in any corporation, partnership or other legal entity.

         Section 2.3 State Qualifications. SCHEDULE 2.3 contains a list of all the jurisdictions in which Holdings or any of the Subsidiaries are authorized, qualified, or registered to do business or where there is a franchise registration. Holdings and the Subsidiaries are each duly qualified or registered to do business, and are in good standing, in each jurisdiction where the character of the properties owned or leased by them, or the nature of their activities, are such that authorization, qualification, or registration to do business in that jurisdiction is required by law, except in any such case where the failure to be so qualified or registered and in good standing would not have a Material Adverse Effect. "Material Adverse Effect" with respect to Holdings and the Subsidiaries means an individual or cumulative adverse change in or effect on the business, customers, customer relations, operations, properties, working capital condition (financial or otherwise), assets, properties or liabilities of Holdings or the Subsidiaries which is reasonably expected to be materially adverse to the business, properties, working capital condition (financial or otherwise), assets, or liabilities of Holdings or the Subsidiaries or would prevent Holdings or the Owners from consummating the transactions contemplated hereby.

         Section 2.4 Authorization; Non-Contravention; Approvals. Holdings has the full legal right, power and authority to enter into this Agreement, free and clear of any statutory,


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contractual or other limitations, and to perform its obligations under this
Agreement. Each Owner has the full legal right, power and authority to enter into this Agreement, free and clear of any statutory, contractual or other limitations, and to perform his obligations under this Agreement. The execution, delivery and performance of this Agreement have been approved by all necessary corporate consents and by the Owners. No additional proceedings or other actions on the part of Holdings or the Owners are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. If required, the consent of the spouse of each Owner has been obtained. This Agreement has been duly and validly executed and delivered by Holdings and the Owners, and, assuming the due authorization, execution and delivery hereof by Parent and Buyer, constitutes a legal, valid and binding agreement of Holdings and each of the Owners enforceable against each of them in accordance with its terms, subject to limitations on enforcement due to bankruptcy, insolvency, other matters affecting the rights of creditors generally and the discretion of courts as to application of equitable remedies.

         Except as disclosed in SCHEDULE 2.4, the execution and delivery of this Agreement by Holdings and the Owners does not, and the consummation by them of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance against or upon any of the properties or assets of Holdings, the Subsidiaries or the Owners under any of the terms, conditions or provisions of (a) Holdings' or the Subsidiaries' constituent documents, (b) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Holdings, the Subsidiaries or any of their properties or assets, or (c) any agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which Holdings, any of the Subsidiaries or any of the Owners is now a party or by which Holdings, any of the Subsidiaries or any of the Owners or any of their properties or assets, is, or may be, bound or affected.

         No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority or any third party is necessary for the execution and delivery of this Agreement by Holdings or any Owner or the consummation by it or any of them of the transactions contemplated hereby. Except as set forth on SCHEDULE 2.4, no agreements to which Holdings or the Subsidiaries are a party require notice to, or the consent or approval of, any governmental agency or any third party to any of the transactions contemplated hereby.

         Section 2.5 Capitalization. The authorized capital stock of Holdings consists of 100,000 shares of common stock, par value of $.01, of which the 1000 shares are each duly authorized, validly issued and outstanding, fully paid and non-assessable. All of the outstanding capital stock in Holdings is owned beneficially and of record by the Owners free and clear of any claims, liens, pledges, security interests, hypothecations, options, restrictions, charges or encumbrances. The Stock was issued and delivered by Holdings in compliance with all applicable state and federal laws concerning the issuance of securities in a private sale. None of such interest was issued in violation of the preemptive rights of any past or present shareholder

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or any other person or entity. The transfer of the Stock to Buyer pursuant to the terms of this Agreement, will transfer to Buyer absolute and good and marketable title to the Stock free and clear of any and all liens, encumbrances, pledges, hypothecations, options, charges and claims of any kind whatsoever. No subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which permits or would permit any person or entity to (i) subscribe for, purchase or otherwise acquire any of the capital stock of Holdings or any of the Subsidiaries or (ii) purchase or otherwise acquire any Stock. All of the outstanding capital stock of each of the Subsidiaries is duly authorized, validly issued, fully paid and non-assessable. All of the outstanding capital stock of each of the Subsidiaries is owned by Holdings free and clear of any claims, liens, pledges, security interests, hypothecations, options, restrictions, charges or encumbrances.

         Section 2.6 Financial Statements. Holdings has delivered to Buyer complete and correct copies of the following financial statements:

              (a) the audited consolidated balance sheet of Holdings as of December 31, 1999 and the related consolidated statements of income, stockholder's equity, and of cash flows for the year ended December 31, 1999, together with the related work papers, notes and schedules duly audited and prepared by Mann, Frankfort, Stein & Lipp, independent financial accountant to Holdings (such balance sheets, the related statements of operations, of stockholder's equity and of cash flows and the related notes and schedules are referred to herein as the "Audited Financial Statements").

              (b) the unaudited consolidated balance sheet (the "Interim Balance Sheet") of Holdings as of June 30, 2000 (the "Balance Sheet Date") and the related statements of operations, of stockholder's equity, and of cash flows for the six month period ended June 30, 2000, together with the related work papers, notes and schedules duly reviewed and prepared by Mann, Frankfort, Stein & Lipp (such balance sheets, the related statements of operations, of stockholder's equity and of cash flows and the related notes and schedules are referred to herein as the "Interim Financial Statements"). The Audited Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements") are attached as SCHEDULE 2.6 to this Agreement, or, with respect to the Interim Financial Statements will be attached as part of SCHEDULE 2.6 prior to the Closing Date.

         The Financial Statements are true, complete and correct and have been prepared in accordance with the books and records of Holdings and have been prepared in accordance with GAAP; the balance sheets in the Financial Statements fairly present the financial position and assets of Holdings as of their respective dates and set forth in full and reflect all indebtedness and known liabilities, including Taxes, of Holdings (whether accrued, absolute, contingent or otherwise) as of such dates; the income statements fairly present the results of operations of Holdings for the periods indicated and covered thereby; and the Owners' equity of Holdings as of such dates was as set forth in the Financial Statements, after full provision and reserves for all Taxes and other known liabilities for all periods up to the dates thereof.

         Section 2.7 Accounts Receivable; Accounts Payable.

               (a) SCHEDULE 2.7 sets forth the accounts receivable of Holdings and each of the Subsidiaries as of the Balance Sheet Date and through the Closing Date, including any such amounts which are not reflected in the Interim Balance Sheet. Receivables from and advances to employees, the Owners and any entities or persons related to or affiliated with the Owners are separately identified in SCHEDULE 2.7. Except as set forth in SCHEDULE 2.7, (i) Holdings and the Subsidiaries have good right, title and interest in and to all trade accounts receivable and notes receivable reflected in the Interim Balance Sheet and those acquired and generated since the date of the Interim Balance Sheet (except for those paid since the date of the Interim Balance Sheet) (the "Account Receivables"); (ii) none of such Account Receivables is subject to any Lien, other than Permitted Liens; (iii) all of the Account Receivables owing to Holdings and the Subsidiaries constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known claims, refusals to pay or other rights of set-off against any thereof;
(iv) no account or note debtor is delinquent in payment by more than 60 days;
(v) the aging schedule of the Account Receivables attached to SCHEDULE 2.7 is complete and accurate; and (vi) the reserve established by Holdings on the Interim Balance Sheet is adequate to cover any doubtful accounts.

               (b) The Disclosure Schedule contains a listing of all trade accounts payable and notes payable of Holdings and the Subsidiaries reflected in the Interim Balance Sheet and those acquired and generated since the date of the Interim Balance Sheet (except for those paid since the date of the Interim Balance Sheet) (the "Account Payables"). All such Accounts Payables arose from bona fide transactions in the ordinary course of business and, except as set forth in SCHEDULE 2.7, no such Account Payable is delinquent by more than 30 days in its payment.

      Section 2.8 Tangible Assets. SCHEDULE 2.8 sets forth a list of all personal property included in "property and equipment" on the Interim Balance Sheet and all other tangible assets of Holdings and each of the Subsidiaries with an individual value in excess of $2,500 and either (a) owned by Holdings or any of the Subsidiaries as of the Balance Sheet Date; or (b) acquired since the Balance Sheet Date. Except as set forth in SCHEDULE 2.8, to Holdings' knowledge, the tangible assets of Holdings and each of the Subsidiaries are in good state of repair and in good operating condition, ordinary wear and tear excepted, and are fit for their intended purposes, and no maintenance, replacement or repair has been deferred or neglected. Neither Holdings nor any of the Subsidiaries owns any real property.

      Section 2.9 Title of Assets. Except as set forth in SCHEDULE 2.9, Holdings and the Subsidiaries have good and marketable title to all of their assets and properties whether or not reflected in the Interim Balance Sheet or acquired after the date thereof, free and clear of any Lien, other than Permitted Liens. "Liens" means any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record). "Permitted Liens" means (i) liens securing specific Liabilities shown on the Interim Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics,' carriers', workers' or other like liens arising in the ordinary course of business; (iii) minor imperfections of title which do not individually or in the aggregate, impair the continued use and operation of the real property assets and fixtures to which they relate in the operation of the Company as currently conducted; and (iv) liens for current taxes not yet due and payable. Holdings and the Subsidiaries own or lease all of the assets and properties, and are parties to all licenses and other agreements, presently used or necessary to carry on the business or operations of Holdings and the

Subsidiaries as presently conducted. Holdings and the Subsidiaries do not own or lease any assets or properties that are not used in the ordinary course of their businesses. Upon the Closing of the transactions contemplated by this Agreement, no Owner will have any claim against any of the assets of Holdings, the Subsidiaries or Buyer as a result of any buy-sell, tax sharing or other similar agreement among the Owners.

     Section 2.10  Material Contracts.

               (a) SCHEDULE 2.10 sets forth an accurate list of all material contracts, commitments and similar agreements to which Holdings or any of the Subsidiaries is currently a party including, but not limited to, contracts with clients, dealers, carriers, distributors, franchisees, independent contractors, consultants, government authority, or brokers; contracts with any labor organizations; loan agreements; pledge and security agreements; noncompete agreements; indemnity or guaranty agreements; bonds; notes; mortgages; real estate management or operation agreements; joint venture or partnership agreements; options to purchase real or personal property; and agreements relating to the purchase, acquisition, transfer or sale by Holdings or the Subsidiaries of assets or securities (including inventory and Proprietary Rights). SCHEDULE 2.10 lists and contains complete copies of all such contracts and agreements (including oral and informal arrangements) or a summary thereof.

               (b) Except for the contracts, warranties, and other agreements set forth in SCHEDULE 2.10 or any other Schedule to this Agreement (collectively, the "Contracts"), Holdings is not a party to, nor is its property subject to or bound by, any oral or written (i) output or requirements agreement, (ii) contract, agreement or commitment not entered into in the ordinary course of business, (iii) indenture, mortgage, deed of trust, security agreement, guarantee, promissory note or loan agreement relating to the lending or borrowing of money or for lines of credit, (iv) document granting any power of attorney with respect to the affairs of Holdings, (v) contract or commitment limiting, restraining or restricting Holdings from engaging or competing in any line of business or with any person, (vi) agreement requiring the performance by Holdings of any obligation for a period of time extending beyond one year from Closing or calling for consideration paid or to be paid by, to or on behalf of Holdings in an amount or of a value greater than $20,000, except purchase orders to vendors from Holdings not exceeding $20,000 individually and sales orders to the customers of Holdings not exceeding $20,000 individually, in each case incurred in the ordinary course of business (which are all in the form of purchase and sales orders attached to SCHEDULE 2.10 except for changes necessary to reflect applicable fees, products and time periods and other immaterial changes), (vii) joint venture, partnership or other agreement involving a sharing of profits, losses, costs or liabilities with any other person, (viii) agreement in which Holdings is explicitly responsible for consequential damages,
(ix) licensing agreement or other contract with respect to patents, trademarks, copyrights, or other Intellectual Property; or (x) contract that is material, or by its term would be material, to the business, operations, prospects, assets, liabilities or condition, financial or other, of Holdings, (xi) agreement that by its terms is unusual in duration or amount or not in the ordinary course of business.

               (c) Except as set forth in SCHEDULE 2.10, each of the Contracts constitutes a legal, valid and binding obligation of, and is enforceable (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or public policy affecting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought) in accordance with its terms against Holdings; to its knowledge, Holdings is in compliance, with the provisions thereof, and, to its knowledge, there is no material default or event that with or without notice or lapse of time, or both, would constitute a default or an event of acceleration by any party to any of the Contracts or would give any party to such Contracts the right to terminate, modify, cancel or exercise any remedy under any of the Contracts. All Governmental Authorizations with respect to the Contracts have been obtained. Holdings has not given or received any notice or other communication (oral or written) regarding any actual, alleged, violation or breach of, or default under any Contract, and neither Holdings nor any Owner has any knowledge that any party to any of the Contracts intends to cancel or terminate any Contract or to exercise or not exercise any options under any Contract.

      Section 2.11 Leases. SCHEDULE 2.11 is a copy of each Lease (as hereinafter defined), to which Holdings or any of the Subsidiaries are a party with respect to real property or tangible property. For purposes of this Agreement, "Lease" shall mean any lease, sublease, sub-sublease, prime lease, or similar interest in real property or tangible personal property under which Holdings or the Subsidiaries are a party or hold such property.

               (a) To the Owners' and Holdings' knowledge, no condemnation proceedings have been instituted with respect to any real property that is subject to a Lease.

               (b) Holdings and/or the Subsidiaries is/are in peaceful and undisturbed possession of the space and estate under each Lease; and no right adverse to the rights of Holdings or the Subsidiaries have, to Holdings' or the Owners' knowledge, been asserted by any third person.

               (c) No Owners nor any officer, director or key employee of Holdings or the Subsidiaries, nor any spouse, child or relative of any of these persons, owns or has any interest, directly or indirectly, in any of the real or personal property leased to Holdings or the Subsidiaries.

               (d) Each Lease listed in SCHEDULE 2.11 is valid and in full force, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default or event of acceleration under any of Lease.

               (e) Except as set forth in SCHEDULE 2.11, all real properties leased by Holdings or the Subsidiaries, are free from any structural defects, in good operating condition and repair other than ordinary wear and tear, with no material maintenance, repair or replacement having been deferred or neglected, suitable for the intended use and free from other material defects. Except as set forth in SCHEDULE 2.11, each such real property and its present use conform in all respects to all occupational, safety or health, zoning, planning, subdivision, platting and similar Laws. Except as set forth in SCHEDULE 2.11, all public utilities necessary for the use and operation of any facilities on the aforesaid real properties are available for use or access at such properties and there is no legal or physical impairment to free ingress or egress from any of such facilities or real properties.

      Section 2.12 No Breach or Default. Except as set forth in SCHEDULE 2.12, to the knowledge of Holdings, the Subsidiaries and the Owners, neither Holdings nor any of the Subsidiaries are in breach, violation or default (including nonpayment of monies owed to creditors) under any contract or agreement (including any Lease or related guaranty) to which they are a party or by which they are bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute an uncured breach, violation or default under any such agreement or contract, and neither Holdings nor any of the Subsidiaries have received notice of any claim or assertion that there is or may be any such breach, violation or default.

      Section 2.13 Environmental Matters. Except as set forth on the Disclosure
Schedule:

               (a) None of Holdings, any of the Subsidiaries or any former subsidiary of Holdings, nor, to the best of the Owners' knowledge, any previous owner, tenant, occupant or user of any property owned or leased by or to Holdings or by or to any of the Subsidiaries or any former subsidiary (the "Properties") engaged in or permitted, direct or indirect operations or activities upon, or any use or occupancy of the Properties, or any portion thereof, for the purpose of or in any way involving the handling (except for automotive parts in suitable containers or packages), manufacture, treatment, storage, use, generation, emission, release, discharge, refining, dumping or disposal of any Environmentally Regulated Materials (whether legal or illegal, accidental or intentional, direct or indirect) on, under, in or about the Properties, or transported any Environmentally Regulated Materials to, from or across the Properties (except for automotive parts in suitable containers or packages), nor are any Environmentally Regulated Materials presently constructed, deposited, stored, placed or otherwise located on, under, in or about the Properties, nor have any Environmentally Regulated Materials migrated from the Properties upon or beneath other properties, nor have any Environmentally Regulated Materials migrated or threatened to migrate from other properties upon, about or beneath the Properties. The Properties do not contain any: (i) underground or aboveground storage tanks; (ii) asbestos; (iii) equipment using PCBs; (iv) underground injection wells; or (v) septic tanks in which process waste water or any Environmentally Regulated Materials have been disposed.

               (b) (i) To Owners' knowledge, no violation or noncompliance with Environmental and Occupational Safety and Health Laws has occurred with respect to the Properties or operations conducted thereon during the period in which Holdings or any of the Subsidiaries operated such Properties and conducted such operations and prior to such time as Holdings or any of the Subsidiaries operated such Properties and conducted such operations; Holdings or the appropriate Subsidiary has obtained all permits, licenses and authorizations required by, and Holdings, the Subsidiaries and the Properties are in compliance with, all Environmental and Occupational Safety and Health Laws including, without limitation, all applicable restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental and Occupational Safety and Health Laws or contained in any regulation, code, plan, order, decree, judgment, injection, notice or demand letter issued, entered, promulgated or approved thereunder;

                    (ii) no enforcement, investigation, cleanup, removal, remediation or response or other governmental or regulatory actions have been, or could have been at any time in the past, asserted or threatened (A) with respect to operations conducted by the Company on the Properties or, (B) to Owners' knowledge with respect to the Properties themselves or (C) against the Company or any subsidiary or former subsidiary with respect to or in any way regarding the Properties pursuant to any Environmental and Occupational Safety and Health Laws; and

                    (iii) no claims or settlements relating to or arising out of Environmental and Occupational Safety and Health Laws or Environmentally Regulated Materials, have been made or, to the knowledge of the Owners, been threatened by any third party, including any Authority, nor, to the knowledge of the Owners, does there exist any basis for any such claim (any such enforcement, investigation, cleanup, removal, remediation or response, other governmental or regulatory action, claim or settlement is herein referred to as an "Environmental Claim") against Holdings or any of the Subsidiaries or any former subsidiaries with respect to the Properties or operations conducted thereon, or with respect to the Properties or the operations thereon.

               (c) To Owners' knowledge, with regard to Holdings, the Subsidiaries and the Properties, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental and Occupational Health and Safety Laws, as in effect on the Closing Date.

               (d) For purposes of this Agreement, "Environmental and Occupational Safety and Health Law" means any common law or duty, caselaw or other Law, that (i) regulates, creates standards for or imposes liability or standards of conduct concerning any element, compound, pollutant, contaminant, or toxic or hazardous substance, material or waste, or any mixture thereof, or relates in any way to emissions or releases into the environment or ambient environmental conditions, or conduct affecting such matters, or (ii) is designed to provide safe and healthful working conditions or reduce occupational safety and health hazards. Such laws shall include, but not be limited to, the National Environmental Policy Act, 42 U.S.C.ss.ss.4321 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss.9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.ss.1251 et seq., the Federal Clean Air Act, 42 U.S.C.ss.ss.7401 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss. 11011, the Hazard Communication Act, 29 U.S.C.ss.ss.651 et seq., the Occupational Safety and Health Act, 29 U.S.C.ss.ss.651 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss. 136, and any caselaw interpretations, amendments or restatements thereof, or similar enactments thereto, as is now or at any time hereafter may be in effect, as well as their international, state and local counterparts. For purposes of this Agreement, "Environmentally Regulated Materials" means any element, compound, pollutant, contaminant, substance, material or waste, or any mixture thereof, designated, listed, referenced, regulated or identified pursuant to any Environmental and Occupational Safety and Health Law.

      Section 2.14 Labor and Employee Relations. Neither Holdings nor any of the Subsidiaries is bound by or subject to any arrangement with any labor union. No employee of Holdings or any subsidiary is represented by any labor union or covered by any collective bargaining agreement nor, to the best of the Owners' and Holdings' knowledge, is any campaign to establish such representation in progress. There is no pending or threatened labor dispute involving Holdings or the Subsidiaries and any group of its employees or agents nor has Holdings or the Subsidiaries experienced any labor interruptions. There is no unfair labor practice charge or complaint against Holdings or the Subsidiaries pending before the National Labor Relations Board or any other governmental agency arising out Holdings' activities, and neither Holdings nor the Owners have any knowledge of any facts or information which would give rise thereto.

      Section 2.15 Insurance. SCHEDULE 2.15 sets forth an accurate and complete list of all policies of fire and other casualty, auto, liability, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by Holdings or the Subsidiaries, specifying the insurer, the policy number, the term of coverage, a description of any retroactive premium adjustments or other material loss-sharing arrangements and, in the case of any "claims made" coverage, the same information as to predecessor policies for the past five years. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) none of Holdings, the Subsidiaries or any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any material provision thereof. SCHEDULE 2.15 also describes any material self-insurance arrangements affecting Holdings or the Subsidiaries.

      Section 2.16 Employee Benefit Plans. Neither Holdings nor any of the Subsidiaries has in the past maintained, sponsored, or contributed to or currently maintain, sponsor or contribute to any employee benefit plans or deferred compensation agreements.

      Section 2.17 No Undisclosed Liabilities. Except as set forth in SCHEDULE 2.17, there are no Liabilities of Holdings or the Subsidiaries including Liabilities which may become known or which arise only after the Closing and which result from acts, omissions or occurrences of the Owners, Holdings or the Subsidiaries prior to the Closing other than: (i) Liabilities and obligations which are fully reflected or reserved for in the Interim Balance Sheet; (ii) Liabilities for express executory obligations to be performed after the Closing (other than any express executory obligations that might arise due to any default or other failure of performance by Holdings, the Subsidiaries or the Owners prior to the Closing Date) under the contracts described in SCHEDULES 2.10, 2.11, 2.20, AND 2.25; and (iii) Liabilities incurred by Holdings or the

Subsidiaries in the ordinary course of business since the Interim Balance Sheet (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law). "Liability" or "Liabilities" means any liabilities, obligations or claims of any kind whatsoever whether absolute, accrued or unaccrued, fixed or contingent, matured or unmatured, asserted or unasserted, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due, including without limitation any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Holdings' or the Subsidiaries' income, or any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date hereof, whether or not known, due or payable. Except as disclosed in SCHEDULE 2.10, neither Holdings nor any of the Subsidiaries is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity.

      Section 2.18 Accounts with Banks and Brokerages. SCHEDULE 2.18 sets forth an accurate schedule as of the date of the Agreement, of (i) the name of each financial institution or brokerage firm in which Holdings and the Subsidiaries have accounts or safe deposit boxes; (ii) the names in which the accounts or boxes are held; and (iii) the name of each person authorized to draw thereon or have access thereto.

      Section 2.19 Compliance with Regulations. For purposes of this Agreement "Licenses" shall include all licenses, including permits, authorizations, certificates, approvals, variances, waivers or consents, or applications for any of the foregoing issued to Holdings and the Subsidiaries by any federal, state, or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, agency, court or instrumentality thereof which are necessary for Holdings' and the Subsidiaries' operation of their businesses. Except as noted in Schedule 2.19, to Holdings and the Owners' knowledge, all of the Licenses are valid and in good standing and full force and effect, and there is no pending or, threatened action by any Governmental Authority or third party to suspend, revoke, terminate or challenge any of the Licenses.

      Section 2.20 Compensation; Employment Agreements. SCHEDULE 2.20 lists all officers, directors, and employees of Holdings and each of the Subsidiaries listing all employment agreements with such officers, directors, and employees. Attached to SCHEDULE 2.20 are true, complete and correct copies of all such employment agreements.

      Section 2.21 Litigation and Compliance with Law. Except as set forth in
SCHEDULE 2.21, there are no tax audits, claims, actions, suits, arbitrations, investigations or proceedings, pending or, to Holdings' and the Owners' knowledge, threatened against or affecting Holdings or any of the Subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Holdings or any of the Subsidiaries. No notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by Holdings or any of the Subsidiaries. Except as set forth in SCHEDULE 2.21, there are presently no outstanding judgments, decrees or orders of any court, arbitrator, or any governmental or administrative agency against or affecting Holdings or the Subsidiaries or their operations, business, properties or assets.

Except as shown in SCHEDULE 2.21 and as set forth herein, to Holdings', each of the Subsidiary's and the Owners' knowledge, Holdings and the Subsidiaries have conducted and do conduct their business in compliance with all laws, regulations, writs, injunctions, decrees and orders applicable to Holdings, the Subsidiaries or their assets, the non-compliance of which would have a material adverse effect on Holdings or the Subsidiaries.

      Section 2.22 Regulatory Filings. With the exception of tax returns the filing of which is addressed in SECTION 2.23, Holdings and the Subsidiaries have timely filed all financial reports and registrations, reports, statements, notices, and other filings required to be filed by Holdings or the Subsidiaries with any regulatory authority or any other governmental agency, body or official, in any jurisdiction including all required amendments or supplements to any of the foregoing .

      Section 2.23 Taxes. For purposes of this Agreement, the term "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, claims or other assessments including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, ad valorem, profits, lease, payroll, employment, severance, stamp, premium, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments.

               (a) Except as set forth in SCHEDULE 2.23, Holdings and each of the Subsidiaries have filed all federal, state and local income, and other tax returns and reports or extensions (collectively the "Tax Returns") that they were required to file. All such Tax Returns were correct and complete in all respects. All taxes owed by Holdings and each of the Subsidiaries (whether or not shown on any Tax Return) have been paid. Holdings and each of the Subsidiaries are not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Holdings and each of the Subsidiaries does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no liens on any of the assets of Holdings and each of the Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes.

               (b) There is no dispute or claim concerning any Taxes of Holdings and each of the Subsidiaries either (1) claimed or raised by any authority in writing, or (2) as to which any of the Owners and the directors and officers (and employees responsible for Tax matters) of Holdings and each of the Subsidiaries has knowledge based upon personal contact with any agent of such authority. The Owners have delivered to the Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Holdings and each of the Subsidiaries.

               (c) Holdings and each of the Subsidiaries has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (d) Holdings has had in effect for each taxable year since its incorporation a valid election under Internal Revenue Code Section 1362 to be treated as an "S corporation", neither Holdings nor any of the Owners have taken any action to revoke that election, neither Holdings nor any of the Owners are aware of any basis or the existence of any facts that would permit the Internal Revenue Service to revoke that election for any period prior to the Closing Date, and, since the effective date of its election as an S corporation to and including the Closing Date, Holdings will not have incurred or become liable for the payment of any corporate-level income tax (including, without limitation any tax imposed pursuant to Section 1374 of the Internal Revenue Code), or any related penalties or interest.

               (e) For purposes of computing Taxes and the filing of Tax Returns, Holdings and the Subsidiaries have not failed to treat as "employees" any individual providing services to Holdings or the Subsidiaries who would be classified as an "employee" under applicable rules or regulations of any taxing authority with respect to such classification.

               (f) The Owners covenant and agree that they will be responsible for and will pay all Taxes attributable to or arising from the business and operations of Holdings and the Subsidiaries conducted on or before the Closing Date and will be responsible for their own and Holdings' and the Subisidiaries' income and franchise taxes, if any, arising from the transactions contemplated by this Agreement.

     Section 2.24 Absence of Changes. Except as shown in SCHEDULE 2.24, since December 31, 1999, Holdings and the Subsidiaries have conducted their operations in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, since December 31, 1999 there has not been:

               (a) Any issuance or redemption of any shares of Holding's or any Subsidiaries' capital stock, options, warrants or other rights to acquire stock (other than issuances of common stock to which the Buyer has given its prior written consent, which shall not unreasonably be withheld).

               (b) Payment of any dividends or any other distributions or payments to the Owners (other than salary, bonus, distributions, and benefits as reflected on the projections of Holdings, or consistent with past practices). Notwithstanding the foregoing, Buyer understands and agrees that Holdings and the Subsidiaries have and will continue to make distributions prior to Closing of all profits to their shareholders.

               (c) Disposition of, except in the ordinary course of business, any of Holdings' or any Subsidiaries' assets without the prior written consent of the Buyer.

               (d) Material increase in the level of compensation of any employee, or provision of any increase for employees whose base salary exceeds $75,000. Notwithstanding the foregoing, Buyer understands and agrees that Holdings and the Subsidiaries have and will continue to make distributions prior to Closing of all profits to their shareholders.

               (e) Any accelerated payments on the inter-company obligations of Holdings or the Subsidiaries other than related to the Solutions Note.

               (f) Any change experienced by Holdings or any of the Subsidiaries which has had a Material Adverse Effect on Holdings or the Subsidiaries or any event or failure to take any action which reasonably could be expected to result in a Material Adverse Effect on Holdings or the Subsidiaries.

               (g) Any material loss, damage, destruction of property or assets or other casualty to property or assets (whether or not covered by insurance) suffered by Holdings or any of the Subsidiaries;

               (h) Any loss of officers, directors, employees, dealers, distributors, independent contractors, customers or suppliers suffered by Holdings or any of the Subsidiaries which had or may reasonably be expected to result in a Material Adverse Effect.

               (i) Any event which if consummated following the date hereof would constitute a violation of SECTION 8.1 hereof.

       Notwithstanding the foregoing the Buyer understands and agrees that Holdings and the Subsidiaries will be opening new company stores prior to Closing.

       Section 2.25 Books and Records. The books of account, minute books, stock record books, and other records of Holdings and the Subsidiaries, all of which have been made available to the Buyer, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of Holdings and the Subsidiaries contain accurate and complete records of all formal meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Holdings and the Subsidiaries. At the Closing, all of those books and records will be in the possession of Holdings or its counsel.

       Section 2.26 Intangible Property. SCHEDULE 2.26 sets forth an accurate list and brief description of all trademarks, service marks, trade dress, logos, trade names, corporate names, patents, copyrights or proprietary property rights owned, used, registered or applied for registration by Holdings or the Subsidiaries. The matters described in the preceding sentence are collectively referred to as "Proprietary Rights." The Proprietary Rights have been duly applied for or registered, filed in or issued by the appropriate government office and Holdings or the Subsidiaries own or possess sufficient legal rights to use all of such items without conflict with or infringement of the rights of others. To Owners' knowledge, except as set forth on SCHEDULE 2.26 and except for franchisees, Holdings and/or the Subsidiaries are the only persons entitled to use the Proprietary Rights, free and clear of any claims or demands of any other person. Except as set forth in SCHEDULE 2.26, Holdings and the Subsidiaries do not use any of the Proprietary Rights by consent of any other rightful owner thereof and none of Holdings, the Subsidiaries nor any of the Owners know of any attachments, liens or encumbrances thereon. Except as set forth on SCHEDULE 2.26, Holdings, the Subsidiaries and the Owners have no knowledge of any claims by or demands of any other person, firm or corporation, against Holdings or the Subsidiaries pertaining to any of the Proprietary Rights and have no knowledge of any proceedings which have been instituted or are pending or threatened which challenge the rights of Holdings or the Subsidiaries with respect thereto, or that the Proprietary Rights infringe or are being infringed by others or are subject to any outstanding order, decree, judgment or stipulation.

      Section 2.27   Access to Information; Full Knowledge.

               (a) The Parent's Stock to be received by the Owners pursuant to this Agreement are being acquired for each of the Owner's own account for investment purposes only and not with a view to any public resale, public distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act") or any state securities or Blue Sky law and such Parent's Stock will not be sold or otherwise disposed of except in compliance with the 1933 Act, or in reliance upon an exemption therefrom and in compliance with any state securities or Blue Sky laws, or pursuant to the put right set forth in SECTION 1.2(B). The Parent's Stock has not been registered under the 1933 Act or any state securities or Blue Sky law.

               (b) The Owners agree that each of them, either alone or with a representative, have such knowledge and experience in financial and business matters that the Owners are capable of evaluating the merits and risks of the prospective investment in the Parent's Stock and are able to bear the economic consequences thereof. In making the decision to invest in the Parent's Stock, each of the Owners have relied upon independent investigations made by them and, to the extent believed by the Owners to be appropriate, Owners' representatives, including each of the Owner's own professional, tax and other advisors.

               (c) The Owners and their representatives have been given a full opportunity to examine all documents and to ask questions of, and to receive answers from, Buyer and its representatives concerning the terms of the transfer of the Stock to Buyer, the Owners' investment in the Parent's Stock and the business of Buyer and such other information as each of the Owners desires in order to evaluate an investment in the Parent's Stock, and all such questions have been answered to the full satisfaction of the Owners. The Owners have evaluated the merits and risks of an investment in the Parent's Stock and have determined that the Parent's Stock is a suitable investment for the Owners in light of each of the Owners' overall financial condition and prospects. Each of the Owners have been furnished with all publicly available information about Parent's and Buyer's assets, operations, and business activities which the Owners have requested and which the Owners consider necessary or relevant to enable each of the Owners to make a prudent decision about the sale of the Stock to Buyer and the Owners' acquisition of the Parent's Stock. The Owners acknowledge that they have received the following reports filed by Buyer with the Securities and Exchange Commission during the past 12 months pursuant to
Section 13(a) of the Securities Exchange Act of 1934: Annual Report on Form 10-K for the year ended December 31, 1999, Quarterly Reports on Form 10-Q for the quarters ending June 30 and September 30, 1999 and March 31, 2000 and Proxy Statement for the 2000 Annual Meeting of Stockholders.

               (d) The Owners have not relied upon any representation or warranty from Buyer or any of its directors, officers, employees, agents, affiliates or representatives, with respect to the value of the Parent's Stock, other than as set forth in the publicly available information described in this
SECTION 2.27. Buyer has not made any representation, warranty, acknowledgment or covenant, in writing or otherwise, to the Owners regarding the value of the Parent's Stock or the tax consequences, if any, of the sale of the Stock or of the resale of the Parent's Stock by the Owners. Each of the Owners has been advised, and is aware, that the market prices of shares of stock of publicly traded companies fluctuate and that there can be no assurance as to the future performance of any given securities, including shares of Parent's common stock.

               (e) The Owners acknowledge that the shares of Parent's Stock are personal to each of the Owners and, pursuant to and except as provided in
SECTION 3.4 hereof, may not be transferred or assigned. Each Owner has consented to the placing of the following legends on the certificates for the Parent's Stock.

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED ONLY IF A REGISTRATION STATEMENT DESCRIBING SUCH PROPOSED TRANSACTION IS IN EFFECT PURSUANT TO THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE ISSUER OF THESE SHARES AND ITS COUNSEL, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THAT ACT IS AVAILABLE.

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY BE PUT TO THE ISSUER OF THE SHARES IN ACCORDANCE WITH THE TERMS OF SECTION 1.2(b) OF THAT CERTAIN STOCK PURCHASE AGREEMENT DATED JULY 13, 2000 PURSUANT TO WHICH THE SHARES WERE ISSED.

         Section 2.28 Brokers. Except as set forth in SCHEDULE 2.28, none of Holdings, the Subsidiaries or any of the Owners, nor any of their respective directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Owners for any such fee or commission to be claimed by any person or entity.

         Section 2.29 Knowledge. As used in this Agreement with regard to the knowledge of Holdings, the Subsidiaries, or any Owner, the term "knowledge" means: (i) with respect to the Owners, the actual, direct or personal knowledge of any Owner (with a duty of inquiry only as to managerial employees of Holdings and the Subsidiaries); and (ii) with respect to Holdings or the Subsidiaries, the actual, direct or personal knowledge of any director, officer or managerial employee of Holdings or any of the Subsidiaries.

         Section 2.30 Opportunity to Seek Independent Counsel. Each of the Owners acknowledges that Crady, Jewett & McCulley, L.L.P. has acted only as counsel to Holdings and not as counsel to any Owner in connection with the transactions contemplated by this Agreement. Each Owner further acknowledges that he has been advised to seek independent legal counsel in connection with the transactions contemplated by this Agreement and has had adequate opportunity to do so.

                                   ARTICLE 3.

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

             Parent and Buyer represents and warrants to the Owners as follows:

             Section 3.1 Organization. Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its business in the places and in the manner now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on its business. Buyer is duly organized, validly existing and in good standing under the laws of the State of Michigan, and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its business in the places and in the manner now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on its business.

             Section 3.2 Authorization; Non-Contravention; Approvals. Each of Parent and Buyer has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby free and clear of any statutory, contractual or other limitations, and to perform its obligations under this Agreement. No additional proceedings on the part of Parent or Buyer are necessary to authorize the execution and delivery of this Agreement and the consummation by Parent and Buyer of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Buyer, and, assuming the due authorization, execution and delivery by Holdings and the Owners, constitutes a valid and binding agreement of Parent and Buyer, enforceable against Parent and Buyer in accordance with its terms subject to limitations on enforcement due to bankruptcy, insolvency, other matters affecting the rights of creditors generally and the discretion of courts as to application of equitable remedies.

             The execution and delivery of this Agreement by Parent and Buyer and the consummation by Parent and Buyer of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Buyer under any of the terms, conditions or provisions of (a) its formation documents,
(b) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or Buyer or their assets or (c) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or Buyer is now a party or by which Parent or Buyer or any of their properties or assets may be bound or affected.

         Except for the items set forth in SCHEDULE 3.2 no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent and Buyer or the consummation by Parent and Buyer of the transactions contemplated hereby.

        Section 3.3 No Adverse Proceedings. There are no court actions, arbitrations, or regulatory proceedings pending, or to the best of Parent's or Buyer's knowledge, threatened in which Buyer's acquisition of the interests in Holdings is or is likely to be contested.

        Section 3.4 Representations and Warranties Regarding the Parent's Stock. The Parent's Stock shall be duly authorized, validly issued and outstanding, fully paid and non-assessable at Closing. All of the Parent's Stock shall be issued to the Owners free and clear of any claims, liens, pledges, hypothecations, options, charges or encumbrances. The Parent's Stock will be issued by Parent and delivered by Buyer in compliance with all applicable state and federal laws concerning the issuance of these securities.

        Parent covenants that it will at all times use its best efforts to timely file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such other actions as may be necessary or any Owner may reasonably request to enable the Owner to sell Parent's Stock received by such Owner without registration under applicable exemptions provided for under the 1933 Act including, without limitation, Rule 144.

        The Parent's Stock will have the registration rights indicated in
Exhibit 3.4 attached hereto. In addition, the Parent's Stock will have the put rights described in Section 1.2(b).

        Section 3.5 Buyer's Representations and Warranties Regarding the Acquisition of the Stock.

               (a) Buyer (i) has adequate means of providing for its current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in Holdings for an indefinite period, (iv) at the present time, could afford a complete loss of such investment, and (v) is an "accredited investor" as that term is defined in Regulation D of the Securities Act of 1933, as amended (the "Act").

               (b) Buyer has sufficient knowledge and experience in financial, tax and business matters so as to be capable of evaluating the merits and risks of investments generally, and of its investment in Holdings.

               (c) Buyer acknowledges that the Stock and the sale or transfer thereof to it have not been registered under the Act, or under any state securities laws. Buyer realizes that it may not be able to sell or dispose of the Stock as there will be no public market available.

                                   ARTICLE 4.

                         CONDITIONS PRECEDENT TO CLOSING

        Section 4.1 Conditions to Obligations of Holdings and the Owners on the Closing Date. This Agreement and the obligations of Holdings and the Owners to consummate the transactions to be consummated on the Closing Date shall be subject to the satisfaction of or waiver by them in writing of the following conditions at or prior to the Closing Date:

               (a) Deliveries. Parent and Buyer shall have delivered to the Owners each of the documents specified in SECTIONS 1.4 AND 1.5 hereof, made the payments, and delivered the stock specified in SECTION 1.2 hereof.

               (b) Litigation. No action or proceeding shall have been instituted or threatened by third parties against any of the Owners, Holdings, or Parent or Buyer to restrain or prohibit or to obtain damages in respect of the transactions contemplated by this Agreement.

               (c) Representations and Warranties. All representations and warranties of Parent and Buyer are true and correct as of the Closing Date (except to the extent that any such representation and warranty relates by its express terms solely to a prior date).

        Section 4.2 Conditions to Obligations of Parent and Buyer on the Closing Date. This Agreement and the obligations of Parent and Buyer to consummate the transaction to be consummated on the Closing Date shall be subject to the satisfaction of or waiver by Parent and Buyer in writing of the following conditions at or prior to the Closing Date:

               (a) Deliveries. Holdings, and/or the Owners, as applicable, shall have delivered to Parent and Buyer each of the documents specified in SECTIONS
1.4 AND 1.5 hereof and certificates representing the Stock, duly endorsed.

               (b) Litigation. No action or proceeding shall have been instituted or threatened by third parties against any of the Owners, Holdings or Parent or Buyer to restrain or prohibit or to obtain damages in respect of the transactions contemplated by this Agreement. No action is pending or threatened which, in the reasonable satisfaction of Parent, Buyer or their legal counsel, could have a material adverse effect on Holdings', the Subsidiaries' or Parent's or Buyer's business, financial condition, prospects, assets or operation.

               (c) Third Party Consents. Holdings and the Subsidiaries shall have obtained and delivered to Buyer, on or prior to the Closing Date, such material consents and approvals of third parties as may be required for the consummation of the transactions contemplated herein.

               (d) Due Diligence Satisfaction. Parent and Buyer shall have completed their due diligence investigation to their complete satisfaction.

               (e) Environmental Satisfaction. Holdings or the Subsidiaries shall have resolved any potential environmental liabilities already known or discovered by Parent and Buyer in their due diligence investigation, to the reasonable satisfaction of Parent and Buyer.

               (f) No Adverse Changes. Prior to Closing, there shall not have been any material adverse change in the business, financial condition, prospects, assets and operations of Holdings or the Subsidiaries since December 31, 1999.

               (g) Representations and Warranties. All representations and warranties of Holdings and the Owners are true and correct as of the Closing Date (except to the extent that any such representation and warranty relates by its express terms solely to a prior date).

               (h) Opinion of Counsel. Parent and Buyer shall have received an opinion of counsel to Holdings, addressed to Parent and Buyer, in the form attached hereto as EXHIBIT 4.2.

                                   ARTICLE 5.
                                 INDEMNIFICATION

       Section 5.1 Indemnification by the Owners. Subject to the limitation contained in SECTION 5.4 hereof, the Owners, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless Buyer, from and after the date of Closing, from and against any and all losses, payments, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses, interest, disbursements and any amounts due (including in settlement) as a result of any and all actions, suits, proceedings, demands, assessments, adjustments and investigations (collectively "Losses") incurred by Buyer as a result of or arising from any of the following ("Seller Indemnifiable Claims"):

               (a) Representations and Warranties. Any breach or inaccuracy of any representations or warranties (excluding breaches or inaccuracies of SECTIONS 2.13 OR 2.23) of Holdings or the Owners set forth herein or in this Agreement including any Schedules, certificates or exhibits delivered in connection herewith.

               (b) Covenants. Any breach or nonfulfillment of any covenant or agreement on the part of any of Holdings or the Owners under this Agreement; provided, however, the indemnification shall be personal to the breaching Owner and not joint and several with respect to the Limited Personal Services Agreement, Employment Agreement or Noncompete Agreement executed by such Owner.

               (c) Taxes. Any breach or inaccuracy of any representations or warranties contained in SECTION 2.23 of Holdings or the Owners set forth herein or in this Agreement including any Schedules, certificates or exhibits delivered in connection herewith.

               (d) Environmental Matters. Any breach or inaccuracy of any representation or warranties contained in SECTION 2.13 of Holdings or the Owners set forth herein or in this Agreement including any Schedules, certificates or exhibits delivered in connection herewith.

        Section 5.2 Indemnification by Buyer. Subject to SECTION 5.4 hereof, Buyer covenants and agrees to indemnify, defend, protect and hold harmless each of the Owners, from and after the date of this Agreement, from and against any and all Losses incurred by the Owners as a result of or arising from any of the following ("Buyer Indemnifiable Claims"): (a) any breach or inaccuracy of any representation and warranty of Buyer set forth herein or in the Schedules or certificates delivered in connection herewith; (b) any breach or nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement; or (c) Buyer's operation of Holdings or the Subsidiaries after Closing.

       Section 5.3  Procedure for Indemnification.

               (a) Notice. Buyer and the Owners (herein referred to as the "Indemnified Party") shall give written notice to the other (herein referred to as the "Indemnifying Party") of any claim, suit, judgment or matter for which indemnity may be sought under SECTIONS 5.1 AND

5.2, promptly but in any event within 30 business days after the Indemnified Party receives notice of the claim. Notice hereunder shall be given in accordance with SECTION 9.4. The indemnification period provided for herein shall be tolled for a particular claim for the period beginning on the date the Indemnifying Party receives written notice of that claim until the final resolution of such claim.

               (b) Defense of Claim. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel (reasonably satisfactory to the Indemnified Party) any such matter so long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnified Party shall have a conflict of interest that prevents such counsel from representing a particular Indemnified Party, such Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the actual reasonable expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability. If the Indemnifying Party desires to accept a final and complete settlement of any claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this SECTION 5.3 with respect to such claim shall be limited to the amount so offered by the Indemnifying Party in settlement and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails to diligently pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

       Section 5.4   Limitation Upon Indemnity. Rights to indemnification under
SECTION 5.1 or 5.2 hereof are subject to the following limitations:

               (a) No amount shall be payable by any of the Owners in indemnification under SECTION 5.1 hereof until and unless the aggregate of all Losses incurred by Parent or Buyer with respect to one or more Seller Indemnifiable Claims shall exceed two hundred ten thousand ($210,000.00), (the "Threshold"), in which event the injured party shall be entitled to indemnification under SECTION 5.1 hereof for all such Losses above the Threshold incurred by

Parent or Buyer with respect to all such Seller Indemnifiable Claims, subject to the additional limitations set forth in SECTION 5.4(B) hereof. Notwithstanding the foregoing, the Threshold amount for violations of SECTION 1.9 shall equal four hundred thousand dollars ($400,000.00). Notwithstanding the foregoing, in the event the Total Liabilities described in SECTION 1.9 exceed four hundred thousand dollars ($400,000.00), the Owners shall be responsible for all amounts in excess of four hundred thousand dollars ($400,000.00). The amount by which the Total Liabilities exceed four hundred thousand dollars ($400,000.00) shall not be aggregated to the Losses with respect to the Threshold and shall not be subject to the additional limitations set forth in SECTION 5.4(B) hereof.

               (b) Except as otherwise provided herein, the total liability of the Owners under SECTION 5.1 hereof with respect to all Losses incurred by Buyer with respect to Seller Indemnifiable Claims shall not exceed one million dollars ($1,000,000.00). The Owners shall be jointly and severally liable for Seller Indemnifiable Claims; provided, however, that the Owners shall be liable only severally and not jointly for Seller Indemnifiable Claims arising under ARTICLE
7. The Owners shall not be liable for Seller Indemnifiable Claims covered by insurance actually received by Parent or Buyer; provided that: (i) the Owners shall be liable for any deductible payable by Parent or Buyer in connection with such an insurance claim, and (ii) in no event shall this provision be construed as a waiver by Parent's or Buyer's insurer of any subrogation claim against Owners.

               (c) With respect to claims under SECTION 5.2 hereof, the Owners' recourse and Buyer's total liability shall be limited to the assets of Holdings and the Subsidiaries.

               (d) Subject to SECTION 5.4(F) hereof, the obligations of the Owners under SECTIONS 5.1 (A) AND (B) hereof with respect to any Losses incurred by Buyer with respect to any Seller Indemnifiable Claim relating to any matter referred to in SECTIONS 5.1 (A) AND (B) hereof shall survive until the expiration of the applicable statue of limitations under which the underlying claim is made. Subject to SECTION 5.4(F) hereof, the obligations of the Owners under SECTIONS 5.1 (C) AND (D) hereof with respect to any Losses incurred by Buyer with respect to any Seller Indemnifiable Claim relating to any matter referred to in SECTION 5.1(C) AND (D) hereof shall only survive for a period of one (1) year from the Closing.

               (e) Subject to SECTION 5.4(F) hereof, the obligations of Buyer under SECTION 5.2 hereof with respect to any Losses incurred by the Owners with respect to any Buyer Indemnifiable Claim relating to any matter referred to in
SECTION 5.2 hereof shall survive until the expiration of the applicable statute of limitations under which the underlying claim is made.

               (f) The foregoing provisions of this SECTION 5.4 notwithstanding if, prior to the termination of any obligation to indemnify, written notice of a Seller Indemnifiable Claim or an Buyer Indemnifiable Claim, as the case may be, is given by the Indemnified Party to the Indemnifying Party, or a suit or action based upon a Seller Indemnifiable Claim or Buyer Indemnifiable Claim, as the case may be, is commenced against the Indemnifying Party, the Indemnified Party shall not be precluded from pursuing such claim, breach, occurrence, other matter, or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the Seller Indemnifiable Claim or Buyer Indemnifiable Claim, as the case may be, by reason of the termination otherwise provided for above in this SECTION 5.4.

       Section 5.5 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Owners for certain Tax matters following the Closing Date:

               (a) Tax Periods Ending on or Before the Closing Date. Owners shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Holdings and each of the Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Owners shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing. Except for Taxes which are the responsibility of the Owners pursuant to SECTION 2.23 (F) hereof, Holdings and each of the Subsidiaries will promptly pay any other Taxes with respect to such periods.

               (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of Holdings and each of the Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. Holdings and each of the Subsidiaries will promptly pay the Taxes with respect to such periods.

               (c) Cooperation on Tax Matters.

                   (1) Buyer, Holdings and each of the Subsidiaries and Owners shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this SECTION 5.5 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Holdings and each of the Subsidiaries and Owners agree (A) to retain all books and records with respect to Tax matters pertinent to Holdings and each of the Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or Owners, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Holdings and each of the Subsidiaries or Owners, as the case may be, shall allow the other party to take possession of such books and records.

                    (2) Buyer and Owners further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (d) Section 338 Election. Buyer shall not make an Internal Revenue Code Section 338 or Section 338 (h)(10) election.

               (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar Tax imposed in other states or subdivisions), shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

               (f) Liability. Any responsibility or liability of Owners under this SECTION 5.5, with the exception of any Tax liability related to the Solutions Note which is the obligation of the Owners without limitation, shall be limited by SECTIONS 5.1 and 5.4 hereof.

                                   ARTICLE 6.

                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      Section 6.1 General. The Owners and Parent and Buyer, on behalf of their employees, recognize and acknowledge that they had in the past, currently have, and in the future will have, access to certain confidential information of Holdings and the Subsidiaries, such as lists of clients, operational policies, and pricing and cost policies that are valuable, special and unique assets of Holdings and the Subsidiaries. The Owners and Parents and Buyer, on behalf of their employees agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose whatsoever, except as is required in the course of performing duties for Holdings and the Subsidiaries, unless (a) such information becomes known to the public generally through no fault of the disclosing party, or (b) disclosure is required by law or the order of any governmental authority, provided, that prior to disclosing any information pursuant to this clause (b) the disclosing party shall, if possible, give prior written notice thereof to Holdings and the Subsidiaries and provide Holdings and the Subsidiaries with the opportunity to contest such disclosure. In the event of a breach or threatened breach of the provisions of this SECTION 6.1, Holdings and the Subsidiaries shall be entitled to an injunction restraining the disclosing party from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Holdings and the Subsidiaries from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      Section 6.2 Equitable Relief. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which Holdings and the Subsidiaries would have no other adequate remedy, it is agreed that the foregoing covenants may be enforced against them by injunctions, restraining orders and other equitable actions.

      Section 6.3 Survival. The obligations of the parties under this ARTICLE 6 shall survive the termination of this Agreement. Upon termination of this Agreement, Parent and Buyer agree to promptly return Holdings or the Subsidiaries all original and duplicate copies of written materials containing such confidential information should the transaction contemplated herein not occur.

                                   ARTICLE 7.

                            NONCOMPETITION COVENANTS

      Section 7.1 Prohibited Activities. The Owners will not, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature, for a period of the later to occur of three (3) years from the Closing, with respect to Messrs. Cassels, Delahoussaye, Browne and Fields, five (5) years from the Closing, with respect to Messrs. Savant and Yates, or two (2) years from the Owner's termination of employment with Holdings:

               (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the auto parts delivery business or businesses in which Holdings is then engaging involving delivery or distribution of any product or services.

               (b) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a client of Holdings or the Subsidiaries for the purpose of soliciting or selling services in the auto parts delivery business or businesses in which Holdings is then engaging involving delivery or distribution of any product or services.

      Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Owner from acquiring, as a passive investor with no involvement in the operations of the business, not more than one percent (1%) of the capital stock of a business whose stock is publicly traded on a national securities exchange or over-the-counter.

      Section 7.2 Equitable Relief. Because of the difficulty of measuring economic losses to Holdings and the Subsidiaries as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Holdings and the Subsidiaries for which they would have no other adequate remedy, each Owner agrees that the foregoing covenant may be enforced by Holdings or the Subsidiaries by injunctions, restraining orders and other equitable actions.

      Section 7.3 Reformation Severability. The covenants in this ARTICLE 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this ARTICLE 7 are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and this Agreement shall thereby be reformed.

      Section 7.4 Material and Independent Covenant. The Owners acknowledge that their agreements with the covenants set forth in this ARTICLE 7 are material conditions to Parent's and Buyer's agreement to execute and deliver this Agreement and to consummate the transactions contemplated hereby. It is specifically agreed that the period during which the agreements and covenants of each Owner made in this ARTICLE 7 shall survive shall be computed by excluding from such computation any time during which such Owner is in violation of any provision of this ARTICLE 7.

                                   ARTICLE 8.

                              ADDITIONAL COVENANTS

      Section 8.1 Agreements as to Specified Matters. Except as specifically set forth on the Schedules and except as may be otherwise agreed in writing by Buyer, from the date hereof until the Closing, Holdings and the Subsidiaries will conduct their business and operations according to their ordinary and usual course of business, to preserve substantially intact the business organizations of Holdings and the Subsidiaries and to preserve Holdings' and the Subsidiaries' current relationships with customers, employees, franchisees, suppliers and other persons with which they have significant business relations. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement, as set forth in SCHEDULE 8.1, or in the ordinary course of business, prior to the Closing Date, without the prior written consent of Buyer, Holdings and the Subsidiaries will not:

           (a) Amend their articles of incorporation or code of regulations;

           (b) Borrow or agree to borrow any funds;


           (c) Incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any claims, obligations, liabilities or loss contingencies which, individually or in the aggregate, are material to the conduct of the businesses of Holdings or the Subsidiaries, or have or would have a Material Adverse Effect on the financial condition of Holdings or the Subsidiaries;

           (d) Pay, discharge or satisfy any claims, liabilities or obligations except in the ordinary course of business;

           (e) Permit or allow any of the assets to be subjected to any Lien, except Permitted Liens;

           (f) Write off as uncollectable any Accounts Receivable;

           (g) Cancel or amend any debts, waive any claims or rights or sell, transfer or otherwise dispose of any properties or assets, other than for such debts, claims, rights, properties or assets which, individually or in the aggregate, are not material to the conduct of its business;

           (h) License, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right to the use of any Intellectual Property Rights;

           (i) Terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any collective bargaining agreement or employment or similar agreement or arrangement with any of the directors, officers or employees; (ii) terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any compensation plan; (iii) contribute, set aside for contribution or authorize the contribution of any amounts for any such compensation plan; or (iv) grant or become obligated to grant any general increase in the compensation of any directors, officers or employees;

           (j) Make or enter into any commitment for capital expenditures for additions to property, plant or equipment individually in excess of $25,000.00;


           (k) Declare, pay or set aside for payment any dividend or other distribution in respect of their capital stock or other securities (including without limitation distributions in redemption or liquidation) or redeem, purchase or otherwise acquire any shares of their capital stock or other securities; (ii) issue, grant or sell any shares of their capital stock or equity securities of any class, or any options, warrants, conversion or other rights to purchase or acquire any such shares or equity securities or any securities convertible into or exchangeable for such shares or equity securities; (iii) become a party to any merger, exchange, reorganization, recapitalization, liquidation, dissolution or other similar corporate transaction; or (iv) organize any new subsidiary, acquire any capital stock or other equity securities or other ownership interest in, or assets of, any person or entity or otherwise make any investment by purchase of stock or securities, contributions to capital, property transfer or purchase of any properties or assets of any person or entity;


           (l) Pay, lend or advance any amounts to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any director, officer or employee of Holdings or the Subsidiaries;

           (m) Terminate, enter into or amend in any material respect any item identified in SECTION 2.10 of the Disclosure Schedule, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such items;

           (n) Take any action that can be reasonably anticipated to have a Material Adverse Effect on Holdings or the Subsidiaries or that could cause any representation or warranty set forth in SECTION 2 hereof to be untrue or any condition to the Closing not to be satisfied;

           (o) Accelerate billings, shipments to customers, payments from customers or franchisees, orders from suppliers or payment of accounts payable or adjust the level of inventory, except in the ordinary course of business consistent with past practices;

           (p) Acquire any of the business or assets of any other person, firm, association or corporation;

           (q) Do any act or omit to do any act, or permit any act or omission to act, which could cause a breach or default by Holdings or the Subsidiaries under any of their respective contracts, agreements, commitments or obligations;

           (r) Enter into or amend any other agreements, commitments or contracts which, individually or in the aggregate, are material to Holdings or the Subsidiaries, except agreements for the purchase and sale of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements; or

           (s) Agree, whether in writing or otherwise, to take any action described in this subsection.

   Section 8.2 Confidentiality.

           (a) Holdings, Parent, Buyer, the Subsidiaries and the Owners agree that they will not use, or permit the use of, any of the information relating to another party furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such party or otherwise than in connection with the transaction, and that it will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of any of the Information to any person or entity, other than its directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such its counsel, by other requirements of law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information. The term "Information" as used herein will not include any information relating to a party which the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party;
(iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction.

           (b) Each party hereto also agrees to promptly return to the party from whom it originally received confidential information subject to this
SECTION 8.2 all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. The provisions of this subsection shall survive termination or cancellation of this Agreement.

   Section 8.3 Filings; Consents; Removal of Objections. Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their best efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

        Section 8.4 Further Assurances; Cooperation; Notification.

               (a) Each party hereto will, before, at and after the Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

               (b) Prior to the Closing, Holdings and the Owners will cooperate with Buyer to promptly develop plans for the management of the business after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements. Subject to applicable Law, prior to the Closing Holdings will confer on a regular and reasonable basis with one or more representatives of Buyer to report on material operational matters and the general status of ongoing operations.

               (c) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in SECTION 4.1 and Section 4.2 hereof.

       Section 8.5 Supplements to Disclosure Schedules. At least 48 hours prior to the Closing, Holdings and the Owners will supplement or amend the Schedules with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Schedules or which is necessary to correct any information in the Schedules or in any representation and warranty which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties contained in SECTION 2 hereof in order to determine the fulfillment of the conditions set forth in Section 4.2(g), the Schedules will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Schedules, provided that if the Closing will take place the Schedules, as so amended, will be deemed the Schedules hereunder for all purposes.

       Section 8.6 Assignment of Claims. In addition to delivery of the Stock, and as additional consideration for receipt of the Purchase Price from Buyer, each Owner hereby assigns to Buyer, effective upon the Closing, any and all claims or actions which such Owner has or may have against Holdings or any of the Subsidiaries under the 1933 Act or any state securities or Blue Sky laws.

                                   ARTICLE 9.

                                  MISCELLANEOUS

       Section 9.1 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors and assignees of Holdings, the Subsidiaries and Buyer, and the successors, assigns, heirs and legal representatives of the Owners.. Notwithstanding the foregoing, Buyer may assign this Agreement to an affiliated entity, but such assignment shall not relieve Buyer of any of its obligations hereunder.

      Section 9.2 Entire Agreement. This Agreement (including the Schedules and exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Owners, Holdings and Buyer and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by all of the undersigned.

      Section 9.3 Brokers and Agents. The Dillard Anderson Group has acted as the Broker in reference to the transactions contemplated herein. The Dillard Anderson Group shall be entitled to receive a fee as provided in a separate agreement which shall be payable solely by the Owners notwithstanding any agreement to which Holdings or the Subsidiaries are a party.

      Section 9.4 Notices. All notices and communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by national courier, or by delivering the same in person to an officer or agent of such party, as follows:

               (a) If to Holdings, addressed to it at:

                           3700 Claymore Park Dr.
                           Houston, Texas 77043
                           Attn: Steve Savant

                   With a copy to:

                           Crady, Jewett & McCulley, L.L.P.
                           909 Fannin, Suite 1400
                           Houston, Texas 77010-1006
                           Attn: David B. Rae

               (b) If to Parent or Buyer, addressed to it at:

                           20101 Hoover Road
                           Detroit, Michigan 48205
                           Attn: Michael C. Azar, Esq.

                   With a copy to:

                           Oppenheimer Wolff & Donnelly LLP
                           500 Newport Center Drive, Suite 700
                           Newport Beach, California 92660
                           Attn: Teresa Tormey Fineman, Esq.

      (c) If to the Owners, to the Representative addressed to him at:

                           1406 South Fry Road
                           Katy, Texas 77450
                           Attn: Steve Savant

or to such other address as any party hereto shall specify pursuant to this
SECTION 9.4 from time to time. Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given when personally delivered, sent for next business day by national courier, delivered by confirmed facsimile, or mailed by prepaid certified mail, return receipt requested.

      Section 9.5 Governing Law; Consent to Jurisdiction. The laws of the State of Texas shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto. Each party hereto irrevocably and unconditionally hereby (i) agrees that any action, claim, suit or other legal proceeding arising out of or relating to this Agreement shall be brought in any court of general jurisdiction sitting in Harris County, Texas; (ii) consents to the jurisdiction of any such court in any such action, claim, suit or proceeding; (iii) agrees that venue for any such action, claim, suit or proceeding shall lie exclusively in Harris County, Texas only; and (iv) waives any objection which such party may have to (x) submitting to the jurisdiction of any such court or (y) the laying of venue of any such action, claim, suit or proceeding in any such court.

      Section 9.6 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      Section 9.7 Expenses. Each party shall bear their own costs and expenses relating to this Agreement and the transactions contemplated herein including, without limitation, fees and expenses of attorneys, accountants, investment bankers, brokers, printers, copiers, consultants or other representatives. Notwithstanding the foregoing, up to $10,000 of the Owner's fees may be paid by Holdings.

      Section 9.8 Closing of the Books. The parties agree to use the interim closing of the books method of accounting for Holdings and the Subsidiaries for tax purposes.

      Section 9.9 Time. Time is of the essence with respect to this Agreement.

      Section 9.10 Construction. This Agreement shall not be construed either more favorably for or more strongly against any party hereto.

      Section 9.11 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      Section 9.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      Section 9.13 Public Announcements. Each of the parties hereto agrees that it will not, without the prior written consent of the other party, make any public announcement of this Agreement or any of the terms and conditions set forth herein, except for such disclosure to the public or to governmental agencies as its counsel shall deem necessary to comply with applicable law, rule or regulation.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

NOBLE INTERNATIONAL, LTD.                   DSI HOLDINGS, INC.,
a Delaware corporation                      a Texas corporation


By:____________________________             By:_______________________________

Name:__________________________             Name:_____________________________

Its:___________________________             Its:______________________________


NOBLE HOLDINGS, INC.
a Michigan corporation                      ______________________________
                                            STEPHEN RAY SAVANT
                                            Address:  1406 South Fry Road
By:____________________________                       Katy, Texas 77450

Name:__________________________

Its:___________________________             ______________________________
                                            CYRIL RAY YATES
                                            Address:  240 Oak Street
                                                      Highland Village, TX 75077



                                            ______________________________
                                            CHRISTOPHER MICHAEL CASSELS
                                            Address:  7036 Auckland
                                                      Austin, Texas 78749



                                            ______________________________
                                            JAMES CHRISTOPHER DELAHOUSSAYE
                                            Address:  15007 Chestnut Falls Drive
                                                      Cypress, Texas 77429


                                            ______________________________
                                            KEVIN DEVAUGH
                                            Address:  21207 Parkbluff
                                                      Katy, Texas 77450

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                              _______________________________
                                              LARRY BROWNE
                                              Address: 1903 Old Prairie Court
                                                       Richmond, Texas 77469


                                              _______________________________
                                              HERBERT H. FIELDS
                                              Address: 8410 Carriage Creek Drive
                                                       Houston, Texas 77064

                                 SCHEDULE 1.2(A)

                           ALLOCATION OF CASH PROCEEDS

The cash payable at closing for the Stock shall be distributed to the Owners as follows:

--------------------------------------- ----------------------------------------
                                                  CASH DUE AT CLOSING
NAME                                             FOR SALE OF THE STOCK
--------------------------------------- ----------------------------------------
Stephen Ray Savant                                     $12,300,000
--------------------------------------- ----------------------------------------
Cyril Ray Yates                                        $ 4,000,000
--------------------------------------- ----------------------------------------
Christopher Michael Cassels                            $   400,000
--------------------------------------- ----------------------------------------
James Christopher Delahoussaye                         $   400,000
--------------------------------------- ----------------------------------------
Kevin Devaughn                                         $   400,000
--------------------------------------- ----------------------------------------
Larry Browne                                           $   200,000
--------------------------------------- ----------------------------------------
Herbert H. Fields                                      $   200,000
--------------------------------------- ----------------------------------------
TOTAL                                                  $17,900,000
--------------------------------------- ----------------------------------------


                                 SCHEDULE 1.2(B)

                        ALLOCATION OF THE PARENT'S STOCK



The Parent's Stock shall be issued and delivered to the Owner's as follows:

--------------------------------------- ----------------------------------------
NAME                                             NUMBER OF SHARES
--------------------------------------- ----------------------------------------
Stephen Ray Savant                                   13,443
--------------------------------------- ----------------------------------------
Cyril Ray Yates                                      13,443
--------------------------------------- ----------------------------------------
Christopher Michael Cassels                          30,384
--------------------------------------- ----------------------------------------
James Christopher Delahoussaye                       30,384
--------------------------------------- ----------------------------------------
Kevin Devaughn                                       30,384
--------------------------------------- ----------------------------------------
Larry Browne                                         15,192
--------------------------------------- ----------------------------------------
Herbert H. Fields                                    15,192
--------------------------------------- ----------------------------------------
TOTAL                                               148,422
--------------------------------------- ----------------------------------------